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EXHIBIT 16

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September 28, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read the comments in Item 4 of Form 8-K of Spartan Motors, Inc. dated September 21, 1998. We agree with the comments in the third sentence of the second paragraph and in the third paragraph. We have no basis to agree or disagree with the comments in the remainder of Item 4 of the Form 8-K.

Yours truly,

/S/DELOITTE & TOUCHE LLP














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Deloitte Touche
Tohmatsu
International
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